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                                  EXHIBIT 5.1
               OPINION OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                 March 9, 2001

Community First Banking Company
110 Dixie Street
Carrolton, Georgia 30117

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

    This opinion is given in connection with the filing by Community First Banking Company ("Community First"), a corporation organized and existing under the laws of the State of Georgia, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 ("Registration Statement") with respect to the shares of common stock of Community First to be issued in connection with the proposed merger of First Deposit ("First Deposit") and Douglas Federal Bank, FSB with and into Community First (the "Merger").

    The Merger is intended to be effected pursuant to an Agreement and Plan of Merger dated as of January 18, 2001 (the "Agreement") among Community First, Community First Bank, First Deposit and Douglas Federal Bank, FSB that is attached as Exhibit 1 to the Registration Statement.

    In rendering this opinion, we have examined such corporate records and documents, including the Agreement, as we have deemed relevant and necessary as the basis for the opinion set forth herein.

    Based upon the foregoing, it is our opinion that the shares of Community First common stock, when issued to holders of First Deposit common stock in accordance with the terms and upon the fulfillment of the conditions set forth in the Agreement, such shares will be validly issued, fully paid and non-assessable under the Georgia Business Corporation Code.

    We hereby consent to the use of this opinion and to the reference made to our Firm under the caption "Legal Matters" in the Joint Proxy
Statement/Prospectus constituting part of the Registration Statement.

                               Very truly yours,
                               /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP